   As filed with the Securities and Exchange Commission on February 13, 1997
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549
                                  ___________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             THE RIGHT START, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                    CALIFORNIA                            95-3971414
     (State or Other Jurisdiction of Incorporation     (I.R.S. Employer
                 or Organization)                    Identification Number)

                           5334 STERLING CENTER DRIVE
                      WESTLAKE VILLAGE, CALIFORNIA  91361
                                 (818) 707-7100
   (Address, Including Zip Code, and Telephone Number, Including Area Code,)
                  of Registrant's Principal Executive Offices)

                    1995 NON-EMPLOYEE DIRECTORS OPTION PLAN
                              (Full title of Plan)
                          ___________________________

                               MR. JERRY R. WELCH
                            CHIEF EXECUTIVE OFFICER
                           5334 STERLING CENTER DRIVE
                      WESTLAKE VILLAGE, CALIFORNIA  91361
                                 (818) 707-7100
      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                                   COPIES TO:
                           Kenneth J. Baronsky, Esq.
                        Milbank, Tweed, Hadley & McCloy
                     601 South Figueroa Street, 30th Floor
                         Los Angeles, California  90017
                                 (213) 892-4000

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                              Proposed maximum      Proposed maximum
 Title of Securities to      Amount to be    Offering price per    aggregate offering    Amount of registration
      be Registered         registered (1)        share (2)             price (2)                fee (2)
---------------------------------------------------------------------------------------------------------------
Common Stock,                     125,000                 $5.25           $656,250.00                   $199.00
no par value
===============================================================================================================

    (1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of operation of the anti-dilution provisions of the 1995 Non-Employee Directors Option Plan of the Registrant described herein.

    (2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for purposes of calculating the registration fee and are based upon the average of the high and low prices of the Common Stock of the Registrant on the Nasdaq National Market System on February 7, 1997.

                                     PART I
                                     ------

               INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS


Item 1.  Plan Information
         ----------------

         Information required by Part I to be contained in the Section 10(a) Prospectus (the "Prospectus") is omitted from the Registration Statement in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I on Form S-8. The Right Start, Inc. (the "Registrant") has delivered or caused to be delivered to each offeree of securities covered by this Registration Statement the Prospectus relating thereto.

Item 2.  Registrant Information and Non-Employee Director Plan Annual
         ------------------------------------------------------------
         Information
         -----------

         The Registrant will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below) as well as other documents required by Rule 428(b) promulgated pursuant to the Securities Act. Such requests should be directed to the Chief Financial Officer, The Right Start, Inc., 5334 Sterling Center Drive, Westlake Village, California 91361.

                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 1, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1996, filed pursuant to Section 13(a) of the Exchange Act.

     (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 1996, filed pursuant to Section 13(a) of the Exchange Act.

     (d) The description of the Registrant's common stock contained in the Registration Statement on Form 8-A filed by the Registrant under Section 12 of the Exchange Act, including any amendment or report updating such description of Common Stock.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares of Common Stock registered hereunder have been sold or which deregisters all of such shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities
         -------------------------

         Only securities registered under Section 12 of the Exchange Act are being offered.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

         None.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

         Section 317 of the California General Corporation Law makes provision for the indemnification of directors and officers, including indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. The Registrant's Amended and Restated Articles of Incorporation provide for indemnification of its directors and officers to the fullest extent permitted by the California General Corporation Law. In addition, the Registrant has entered into indemnification agreements with its directors and officers which contractually obligate the Registrant to indemnify its directors and officers where permitted by applicable law.


Item 7.  Exhibits
         --------

     4.1.1* Amended and Restated Articles of Incorporation of the Registrant, dated August 12, 1991.

     4.1.2*  Amendment to Articles of Incorporation, dated August 20, 1991.

     4.1.3*  Form of Amendment to Articles of Incorporation, dated August 24,
             1991.

     4.2*    Bylaws of the Registrant, as amended.

     4.3*    Specimen Common Stock Certificate for the Registrant.

     4.4     1995 Non-Employee Directors Option Plan.

     5       Opinion of Milbank, Tweed, Hadley & McCloy.

     23.1    Consent of Price Waterhouse LLP.

     23.2    Consent of Milbank, Tweed, Hadley & McCloy (included in Exhibit 5).

     24  Power of Attorney (contained on the signature page hereof).

__________________
*Previously filed.


Item 9.  Undertakings
         ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                              ---------
               thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering
                                                      ---------
          thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          The Registrant.  Pursuant to the requirements of the Securities Act of
          --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 13th day of February, 1997.


                              THE RIGHT START, INC.



                              By:  /s/ Jerry R. Welch
                                 ------------------------------
                                 Name:  Jerry R. Welch
                                 Title: Chief Executive Officer



                               POWER OF ATTORNEY

          The Registrant and each person whose signature appears below hereby authorizes Jerry R. Welch and Gina M. Shauer, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                      Title                    Date
        ---------                      -----                    ----

/s/ Jerry R. Welch            Chairman of the Board,      February 13, 1997
-------------------------           President
Jerry R. Welch              and Chief Executive Officer

/s/ Richard A. Kayne                 Director             February 13, 1997
-------------------------
Richard A. Kayne

                                     Director
-------------------------
Andrew D. Feshbach

/s/ Robert R. Hollman                Director             February 13, 1997
-------------------------
Robert R. Hollman

                                     Director
-------------------------
Fred Kayne

/s/ Howard M. Zelikow                Director             February 13, 1997
-------------------------
Howard M. Zelikow

                                     Director
-------------------------
David Warnock

/s/ Gina M. Shauer            Chief Financial Officer     February 13, 1997
-------------------------    (Principal Financial and
Gina M. Shauer                 Accounting Officer)


                                 EXHIBIT INDEX



Exhibit Number                      Description
--------------                      -----------
      4.1.1*     Amended and Restated Articles of
                 Incorporation of the Registrant, dated August
                 12, 1991.

      4.1.2*     Amendment to Articles of Incorporation, dated
                 August 20, 1991.

      4.1.3*     Form of Amendment of Articles of
                 Incorporation, dated August 24, 1991.

      4.2*       Bylaws of the Registrant, as amended.

      4.3*       Specimen Common Stock Certificate for the
                 Registrant.

      4.4        1995 Non-Employee Directors Option Plan.

      5          Opinion of Milbank, Tweed, Hadley & McCloy.

      23.1       Consent of Price Waterhouse LLP.

      23.2       Consent of Milbank, Tweed, Hadley & McCloy.
                 (included in Exhibit 5).

      24 Power of Attorney (contained on the signature page hereof).

______________
*Previously filed.